As Filed with the Securities and Exchange Commission on January 29, 2009

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

VIRGINIA ELECTRIC AND POWER COMPANY	VIRGINIA	54-0418825
(Exact name of Registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 TREDEGAR STREET RICHMOND, VIRGINIA 23219

(804) 819-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JAMES P. CARNEY, VICE PRESIDENT AND ASSISTANT TREASURER

CARTER M. REID, VICE PRESIDENT-GOVERNANCE AND CORPORATE SECRETARY

VIRGINIA ELECTRIC AND POWER COMPANY

701 EAST CARY STREET RICHMOND, VIRGINIA 23219

(804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

JAMES F. STUTTS	JANE WHITT SELLERS
MARK O. WEBB	McGUIREWOODS LLP
VIRGINIA ELECTRIC AND POWER COMPANY	ONE JAMES CENTER
120 TREDEGAR STREET	RICHMOND, VIRGINIA 23219-4030
RICHMOND, VIRGINIA 23219

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Virginia Electric and Power Company	Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Offering Price/ Amount of Registration Fee
Mortgage Bonds	(1)
Senior Debt Securities
Junior Subordinated Notes

(1)	An indeterminate aggregate initial offering price or number of the securities of the identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

VIRGINIA ELECTRIC AND POWER COMPANY

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

Mortgage Bonds

Senior Debt Securities

Junior Subordinated Notes

From time to time, we may offer and sell our securities. The securities we may offer may be convertible into or exercisable or exchangeable for other securities of the Company.

We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. You should read this prospectus and any supplement or other offering materials carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated January 29, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a shelf registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an unspecified dollar amount. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement or other offering materials as necessary. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement or other offering materials together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION. When we use the terms “we”, “our”, “us”, or the “Company” in this prospectus, we are referring to Virginia Electric and Power Company. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our file number with the SEC is 001-02255. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the document listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), until such time as all of the securities covered by this prospectus supplement have been sold:

•	Annual Report on Form 10-K for the year ended December 31, 2007.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	Current Reports on Form 8-K, filed April 15, 2008, May 9, 2008 and November 5, 2008.

You may request a copy of this filing at no cost, by writing or telephoning us at:

Corporate Secretary

Virginia Electric and Power Company

120 Tredegar Street

Richmond, Virginia 23219

Telephone (804) 819-2000

SAFE HARBOR AND CAUTIONARY STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference forward-looking statements. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves; generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

THE COMPANY

We are a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and northeastern North Carolina. In Virginia, we conduct business under the name “Dominion Virginia Power.” In North Carolina, we conduct business under the name “Dominion North Carolina Power” and serve retail customers located in the northeastern region of the state, excluding certain municipalities. We serve approximately 2.4 million retail customer accounts, including governmental agencies and wholesale customers such as rural electric cooperatives and municipalities. All of our common stock is owned by our parent company, Dominion. Dominion, headquartered in Richmond, Virginia, is one of the nation’s largest producers and transporters of energy. Dominion also owns and operates the nation’s largest underground natural gas storage system and serves retail energy customers in 12 states. Dominion is not guaranteeing any of the securities described in this prospectus.

Operating Segments

We manage our daily operations through two primary operating segments: Dominion Virginia Power and Generation.

•	Dominion Virginia Power includes our regulated electric distribution and customer service businesses and our regulated electric transmission system serving Virginia and northeastern North Carolina. We are a member of PJM Interconnection, LLC (PJM), a regional transmission organization, and our electric transmission facilities are integrated into the PJM wholesale electricity markets. Electric distribution operations serve residential, commercial, industrial and governmental customers in Virginia and northeastern North Carolina.

•	Generation includes our regulated generation portfolio of electric generating facilities and power purchase agreements and our energy supply operations.

•

We also report a Corporate and Other segment that includes our corporate and other functions and specific items attributable to our primary operating segments that are not included in profit measures evaluated by executive management in assessing the segments’ performance or allocating resources among the segments.

As of September 30, 2008, we had approximately 7,100 full-time employees. Approximately 3,300 employees are subject to collective bargaining agreements.

We were incorporated in 1909 as a Virginia public service corporation. Our principal office is located at 120 Tredegar Street, Richmond, Virginia 23219-3932. The telephone number is (804) 819-2000.

For additional information about us, see WHERE YOU CAN FIND MORE INFORMATION.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of securities offered by this prospectus to finance capital expenditures and to retire or redeem preferred stock or debt securities issued by us and for other general corporate purposes which may include the repayment of commercial paper.

RATIO OF EARNINGS TO FIXED CHARGES

Nine Months Ended	Twelve Months Ended	Years Ended December 31,
September 30, 2008	September 30, 2008	2007	2006	2005	2004	2003
5.37	4.88	3.93	3.34	3.21	4.48	3.61

For purposes of this ratio, earnings are determined by adding fixed charges (excluding interest capitalized) to income before taxes. These earnings are then divided by total fixed charges. Fixed charges consist of interest charges (without reduction for Allowance for Funds Used During Construction) on long-term and short-term debt, interest capitalized, and the portion of rental expense that is representative of the interest factor.

DESCRIPTION OF MORTGAGE BONDS

We will issue our First and Refunding Mortgage Bonds (Bonds) in one or more series under an Indenture of Mortgage dated November 1, 1935, as supplemented and modified by eighty-eight supplemental indentures and as to be supplemented by one or more additional supplemental indentures to be entered into in connection with each new series of Bonds. The Indenture of Mortgage and all such supplemental indentures are collectively referred to as the Mortgage. The Indenture of Mortgage, the supplemental indentures which are currently in effect and a form of supplemental indenture are Exhibits to the Registration Statement of which this prospectus is a part. The Trustee under the Mortgage is The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank). We have summarized selected provisions of the Mortgage below. Capitalized terms used in the summary have the meanings specified in the Mortgage.

General

Unless otherwise provided in the applicable prospectus supplement, we will issue the Bonds only in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 and these will be exchangeable for a like aggregate principal amount of Bonds of other authorized denominations of the same series. No charge will be made for any transfer or exchange of the Bonds, but we may require a payment to cover any stamp tax or other governmental charge. You may transfer and exchange your Bonds at The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A., 101 Barclay Street, 8W Attn: Global Trust Administration, New York, New York 10286.

Interest, Maturity and Payment

The Bonds will bear interest from their issue date at the rate shown in the applicable prospectus supplement payable semiannually on the interest payment dates shown in that prospectus supplement. The Bonds will mature on the date shown in the applicable prospectus supplement. Interest will be paid to the persons in whose names the Bonds are registered at the close of business on the 15th day (whether or not a business day) of the calendar month next preceding the interest payment date, except for defaulted interest and except for unmatured accrued interest on Bonds called for redemption on a date other than an interest payment date. Principal of, premium, if any, and interest on the Bonds are payable at the office or agency of the Trustee in New York City.

Provisions of a Particular Series

You should refer to the applicable prospectus supplement for the specific terms relating to that particular series of Bonds including:

•	its specific designation;

•	the aggregate principal amount;

•	the date or dates on which the series will mature;

•	the rate per annum at which the series will bear interest;

•

any optional or mandatory redemption provisions allowing the Bonds to be redeemed at our option or at the option of the holder of the Bonds including the redemption or repayment dates and the redemption or repayment prices; and

•	any other special terms.

Security and Priority

The Bonds will be our secured obligations, together with all other bonds currently outstanding or issued later under the Mortgage. The Bonds will be secured by a direct lien on certain public utility property owned by us and described in the applicable prospectus supplement but subject to the operation of the release provisions (which, in effect, permit the disposition of all property in excess of the amount required by the Mortgage).

The lien of the Mortgage must be duly recorded and filed, and is a first lien junior only to (i) statutory liens and equitable priorities for taxes, services, materials and supplies and (ii) pre-existing liens on after-acquired property.

Other than the security afforded by the lien of the Mortgage, there are no provisions of the Mortgage which provide holders of the Bonds protection in the event of a highly leveraged transaction involving our Company. Such a transaction would require regulatory approval that we believe would be unlikely for a transaction that would result in our having a highly leveraged capital structure.

Issuance of Additional Bonds or Other Debt

We may issue additional bonds under the Mortgage of any series from time to time, but not more in aggregate amount than the amount authorized by our common shareholder (currently $5 billion) and not more than 60% of the value of the property subject to the Mortgage.

The Mortgage does not limit the Company’s ability to issue additional unsecured debt.

DESCRIPTION OF DEBT SECURITIES

The term Debt Securities includes the Senior Debt Securities and the Junior Subordinated Notes. We will issue the Senior Debt Securities in one or more series under a Senior Indenture dated as of June 1, 1998 between us and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee, as amended and as supplemented from time to time, and the Junior Subordinated Notes in one or more series under our Subordinated Indenture dated as of August 1, 1995 between us and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee. The Indenture related to the Junior Subordinated Notes is called the Subordinated Indenture in this prospectus, and together the Senior Indenture and the Subordinated Indenture are called Indentures. We have summarized selected provisions of the Indentures below. The Senior Indenture and the Subordinated Indenture have been filed as exhibits to the registration statement, and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indentures so that you can easily locate these provisions. Capitalized terms used in this description have the meanings specified in the Indentures.

General

The Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt except to the extent provided in the applicable prospectus supplement or other offering materials. The Junior Subordinated Notes will be our unsecured obligations and are junior in right of payment to our Senior Indebtedness, as described under the caption ADDITIONAL TERMS OF JUNIOR SUBORDINATED NOTES—Subordination.

Our ability to meet our obligations under the Debt Securities is dependent on our earnings and cash flows. As of December 31, 2008, we had 2.59 million outstanding shares of Preferred Stock with a liquidation value of $259 million. In addition to trade debt, we have ongoing corporate debt programs used to finance our business activities. As of December 31, 2008, we had approximately $6.1 billion in aggregate principal amount of outstanding long-term debt, (including securities due within one year). In addition, we have a commercial paper program that at December 31, 2008 had an outstanding balance of $297 million.

Neither of the Indentures limits the amount of Debt Securities that we may issue under it. We may issue Debt Securities from time to time under the Indentures in one or more series by entering into supplemental indentures or by our Board of Directors or a duly authorized committee authorizing the issuance. Forms of supplemental indentures to each of the Indentures are exhibits to the registration statement.

The Indentures do not protect the holders of Debt Securities if we engage in a highly leveraged transaction.

Provisions of a Particular Series

The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. The prospectus supplement for a particular series of Debt

Securities will specify the terms of that series, including, if applicable, some or all of the following:

•	the title and type of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	any payments due if the maturity of the Debt Securities is accelerated;

•	any optional redemption terms, or, with respect to the Senior Debt Securities, any repayment terms;

•	any provisions that would obligate us to repurchase or otherwise redeem the Debt Securities, or, with respect to the Senior Debt Securities, any sinking fund provisions;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	any index or formula used for determining principal, interest, or premium, if any;

•	the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

•

whether the Debt Securities are to be issued in fully registered certificated form or in book-entry form represented by certificates deposited with, or on behalf of, a securities depositary and registered in the name of the depositary’s nominee (Book-Entry Debt Securities);

•	denominations, if other than $1,000 each or multiples of $1,000;

•	any right that would allow us to defer or extend an interest payment date in connection with any series of Debt Securities;

•	in the case of Senior Debt Securities, the identity of the series trustee, if other than the Trustee;

•	any changes to events of defaults or covenants; and

•

any other terms of the Debt Securities. (Sections 201 & 301 of the Senior Indenture, Sections 201 & 301 of the Nineteenth Supplemental and Amending Indenture & Sections 201& 301 of the Subordinated Indenture.)

The prospectus supplement will also indicate any special tax implications of the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Conversion or Redemption

No Debt Security will be subject to conversion, amortization, or redemption, unless otherwise provided in the applicable prospectus supplement. Any provisions relating to the conversion or redemption of Debt Securities will be set forth in the applicable prospectus supplement, including whether conversion is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Debt Security, we cannot redeem the Debt Security before the Stated Maturity. Debt Securities subject to redemption by us will be subject to the following terms:

•	redeemable on and after the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

•

redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 30 days before the date of redemption. (Section 1104 of the Senior Indenture & Section 1104 of the Subordinated Indenture.)

We will not be required to:

•

issue, register the transfer of, or exchange any Debt Securities of a series during the period beginning 15 days before the date the notice is mailed identifying the Debt Securities of that series that have been selected for redemption; or

•

register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the Senior Indenture & Section 303 of the Subordinated Indenture.)

Payment and Transfer; Paying Agent

The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

•

by wire transfer to an account at a banking institution in the United States that is designated in writing to the Trustee before the deadline set forth in the applicable prospectus supplement by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

•

by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the Senior Indenture & Sections 305 and 1001 of the Subordinated Indenture.)

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the participants.

Unless we state otherwise in the applicable prospectus supplement, the Trustee will act as paying agent for the Debt Securities, and the principal corporate trust office of the Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the Senior Indenture & Section 1002 of the Subordinated Indenture.)

Any money that we have paid to a paying agent for principal or interest on any Debt Securities which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to the Company, holders should look only to us for those payments. (Section 1003 of the Senior Indenture & Section 1003 of the Subordinated Indenture.)

Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Section 1002 of the Senior Indenture & Section 1002 of the Subordinated Indenture.)

Global Securities

We may issue some or all of the Debt Securities as Book-Entry Debt Securities. Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Book-Entry Debt Securities of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be deposited with the Trustee and registered with the securities depositary or its nominee or a custodian for the securities depositary. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. (Section 305 of the Senior Indenture & Section 203 of the Subordinated Indenture.)

Unless otherwise stated in any prospectus supplement, The Depository Trust Company will act as the securities depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement or other offering materials.

Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book-Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Book-Entry Debt Securities in exchange for the global certificate; and

•

will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Indentures. (Section 305 of the Senior Indenture & Section 202 of the Subordinated Indenture.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing Book-Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	the Company;

•	the Trustee;

•	any agent of any of the above.

Covenants

Under the Indentures we will:

•	pay the principal, interest and premium, if any, on the Debt Securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the Trustee at the end of each fiscal year confirming our compliance with our obligations under each of the Indentures; and

•	preserve and keep in full force and effect our corporate existence except as provided in the Indentures

•

deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 1001, 1002, 1003, 1004 & 1005 of the Senior Indenture & Sections 1001, 1002, 1003 and 1006 of the Subordinated Indenture.)

Consolidation, Merger or Sale

The Indentures provide that we may consolidate or merge with or into, or sell all or substantially all our assets to, another Person, provided that any successor assumes our obligations under the Indentures and the Debt Securities issued under the Indentures. We must also deliver an opinion of counsel to the Trustee affirming our compliance with all conditions in the applicable Indenture relating to the transaction. When the conditions are satisfied, the successor will succeed to and be substituted for us under the applicable Indenture and, in the case of a sale of all or substantially all our assets, we will be relieved of our obligations under the applicable Indenture and the Debt Securities issued under it. (Sections 801 & 802 of the Senior Indenture & Sections 801, & 802 of the Subordinated Indenture.)

Events of Default

Event of Default when used in each of the Indentures, will mean any of the following with respect to Debt Securities of any series:

•	failure to pay the principal or any premium on any Debt Security when due;

•	with respect to the Senior Debt Securities, failure to deposit any sinking fund payment for that series when due that continues for 60 days;

•

failure to pay any interest on any Debt Securities of that series, when due, that continues for 60 days; provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the Junior Subordinated Notes that permit such deferrals;

•

failure to perform any other covenant in the Indentures (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Trustee or the holders of at least 33% of the outstanding Debt Securities (25% in the case of the Junior Subordinated Notes) of that series give us written notice of the default;

•	certain events in bankruptcy, insolvency or reorganization of the Company; or

•	any other Event of Default included in the Indentures or any supplemental indenture. (Section 501 of the Senior Indenture & Section 501 of the Subordinated Indenture.)

In the case of a general covenant default described above, the Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indentures. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement.

If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 33% (25%, in the case of the Junior Subordinated Notes) in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (Section 502 of the Senior Indenture & Section 502 of the Subordinated Indenture.)

The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indentures at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities. However, the Trustee must give the holders of Debt Securities notice of any default to the extent provided by the Trust Indenture Act. (Sections 512, 601 & 602 of the Senior Indenture & Sections 512, 601 & 602 of the Subordinated Indenture.)

The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the Senior Indenture & Section 508 of the Subordinated Indenture.)

Satisfaction; Discharge

We may discharge all our obligations (except those described below) to holders of the Debt Securities issued under the Indentures, which Debt Securities have not already been delivered to the Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the Trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding Debt Securities. However, certain of our obligations under the Indentures will survive, including with respect to the following:

•	remaining rights to register the transfer, conversion, substitution or exchange of Debt Securities of the applicable series;

•

rights of holders to receive payments of principal of, and any interest on, the Debt Securities of the applicable series, and other rights, duties and obligations of the holders of Debt Securities with respect to any amounts deposited with the Trustee; and

•	the rights, obligations and immunities of the Trustee under the Indentures. (Section 401 of Senior Indenture & Section 401 of Subordinated Indenture.)

Modification of Indentures; Waiver

Under the Indentures our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the Senior Indenture & Section 902 of the Subordinated Indenture.) In addition, we may supplement the Indentures to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the Senior Indenture & Section 902 of the Subordinated Indenture.)

The holders of a majority of the outstanding Debt Securities of all series under the applicable Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the Senior Indenture & Section 513 of the Subordinated Indenture.)

In addition, under certain circumstances, the holders of a majority of the outstanding Junior Subordinated Notes of any series may waive in advance, for that series, our compliance with certain restrictive provisions of the Subordinated Indenture under which those Junior Subordinated Notes were issued. (Section 1008 of the Subordinated Indenture.)

Concerning the Trustee

The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank) is the Trustee under the Indentures. We and certain of our affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon. The Bank of New York Mellon also serves as trustee under other indentures under which we and certain of our affiliates have issued securities. The Bank of New York Mellon’s affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

The Trustee will perform only those duties that are specifically described in the Indentures unless an event of default under an Indenture occurs and is continuing. The Trustee is under no obligation to exercise any of its powers under the Indentures at the request of any holder of Debt Securities unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Senior Indenture & Section 601 of the Subordinated Indenture.)

The Senior Indenture permits us to name a different trustee for individual series of Senior Debt Securities. If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the Senior Indenture with respect to that series. In these circumstances, the Trustee under the Senior Indenture has no responsibility with respect to that series.

The Trustee administers its corporate trust business at 101 Barclay Street, 8W Attn: Global Trust Administration, New York, New York 10286.

ADDITIONAL TERMS OF SENIOR DEBT SECURITIES

Repayment at the Option of the Holder; Repurchases by the Company

We must repay the Senior Debt Securities at the option of the Holders before the Stated Maturity Date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided in the prospectus supplement or other offering materials, the Senior Debt Securities subject to repayment at the option of the Holder will be subject to repayment:

•	on the specified Repayment Dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date.

For any Senior Debt Security to be repaid, the Trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, New York City not more than 60 nor less than 30 calendar days before the date of repayment:

•	in the case of a certificated Senior Debt Security, the certificated Senior Debt Security and the form in the Senior Debt Security entitled Option of Holder to Elect Purchase duly completed; or

•

in the case of a book-entry Senior Debt Security, instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the Holder will be irrevocable. (Sections 1103 and 1104 of the Senior Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Senior Debt Securities. Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Senior Debt Securities or the global certificate representing the related book-entry Senior Debt Securities, on the securities depositary’s records, to the Trustee. See DESCRIPTION OF DEBT SECURITIES—Global Securities.

Defeasance

We will be discharged from our obligations on the Senior Debt Securities of any series at any time if we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Debt Securities of the series. If this happens, the holders of the Senior Debt Securities of the series will not be entitled to the benefits of the Senior Indenture except for registration of transfer and exchange of Senior Debt Securities and replacement of lost, stolen or mutilated Senior Debt Securities. (Sections 1302 and 1304 of the Senior Indenture.)

Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related Senior Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Senior Debt Securities and the value of the holder’s interest in the defeasance trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

ADDITIONAL TERMS OF JUNIOR SUBORDINATED NOTES

Option to Extend Interest Payment Period

We can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement (each, an Extension Period). Other details regarding the Extension Period will also be specified in the applicable prospectus supplement. No Extension Period may extend beyond the maturity of the Junior Subordinated Notes. At the end of the

Extension Period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the coupon or interest rate for the Junior Subordinated Notes, to the extent permitted by applicable law. (Section 301 of the Subordinated Indenture.)

During any Extension Period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. Also we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the Junior Subordinated Notes or make any guarantee payments on any such debt securities. We may, however, make the following types of distributions:

•	dividends paid in common stock;

•	dividends in connection with the implementation of a shareholder rights plan;

•	payments to a trust holding securities of the same series under a guarantee; or

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants.

Subordination

Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes. (Sections 1301 and 1303 of the Subordinated Indenture.)

Senior Indebtedness means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

•	all of our indebtedness for borrowed or purchased money that is evidenced by notes, debentures, bonds or other written instruments;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•	any of our other indebtedness or obligations with respect to commodity contracts, interest rate commodity and currency swap agreements and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Indebtedness will not include our obligations to trade creditors or indebtedness to our subsidiaries. (Section 101 of the Subordinated Indenture.)

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect. (Section 1308 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; or (c) directly to one or more purchasers.

By Agents

Offered securities may be sold through agents that we designate. The agents agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

We may also sell offered securities directly. In this case, no underwriters or agents would be involved.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

The legality of the securities in respect of which this prospectus is being delivered will be passed on for us by McGuireWoods LLP. As of December 31, 2008, partners of McGuireWoods LLP owned less than 1% of the common stock of Dominion, our parent company. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement or other offering materials, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

Item 14. Other Expenses of Issuance and Distribution.

Per Offering*
Securities and Exchange Commission Fee	$ **
Fees and Expenses of Trustee	*
Printing Expenses	*
Counsel Fees	*
Rating Agency Fees	*
Accountant Fees	*
Listing Fees	***
Miscellaneous	*

Total	$ *

*	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. The amounts shown are estimates of expenses for a single offering of securities under the registration statement, but do not limit the amount of securities that may be offered.
**	Under SEC Rules 456(b) and 457(r), the Securities and Exchange Commission fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.
***	Listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15. Indemnification of Directors and Officers.

Article VI of the Restated Articles of Incorporation, as amended, of the registrant provides that the registrant shall indemnify its directors and officers to the fullest extent permitted by law. Article 10, Chapter 9, Title 13.1 of the Code of Virginia of 1950, as amended, permits indemnification of directors and officers, but does not permit indemnification against willful misconduct or a knowing violation of the criminal law. The registrant maintains director and officer liability insurance protecting the registrant’s directors and officers against certain claims resulting from their service in such capacities, and the registrant from the liability assumed by it in accordance with Article VI of its Restated Articles of Incorporation, as amended. The current policy covers all occurrences during the period ending September 1, 2009 and is expected to be renewed in the ordinary course of business. In general, the policy provides coverage for any misstatement, misleading statement, act, omission, neglect or breach of duty committed or attempted by a director or officer, but excludes, among other things, acts of deliberate dishonesty, and acts for personal profit or advantage to which the director or officer was not entitled.

Item 16. Exhibits.

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement.**
4.1	Indenture of Mortgage of Virginia Electric and Power Company, dated November 1, 1935, as supplemented and modified by fifty-eight Supplemental Indentures (Exhibit 4(ii), Form 10-K for the fiscal year ended December 31, 1985, File No. 1-2255, incorporated by reference); Eighty-First Supplemental Indenture, (Exhibit 4(iii), Form 10-K for the fiscal year ended December 31, 1993, File No. 1-2255, incorporated by reference); and Eighty-Fifth Supplemental Indenture (Exhibit 4(i), Form 8-K, dated February 20, 1997, File No. 1-2255, incorporated by reference).
4.2	Form of Senior Indenture, dated as of June 1, 1998, between Virginia Electric and Power Company and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)) as supplemented by the First Supplemental Indenture (Exhibit 4.2, Form 8-K, dated June 12, 1998, File No. 1-2255, incorporated by reference); Second Supplemental Indenture (Exhibit 4.2, Form 8-K, dated June 3, 1999, File No. 1- 2255, incorporated by reference); Third Supplemental Indenture (Exhibit 4.2, Form 8-K, dated October 27, 1999, File No. 1-2255, incorporated by reference); Form of Fourth Supplemental Indenture (Exhibit 4.2, Form 8-K, dated March 22, 2001, File No. 1-2255, incorporated by reference); Form of Fifth Supplemental Indenture (Exhibit 4.3, Form 8-K, dated March 22, 2001, File No. 1-2255, incorporated by reference); Form of Sixth Supplemental Indenture (Exhibit 4.2, Form 8-K, dated January 24, 2002, incorporated by reference); Seventh Supplemental Indenture dated September 1, 2002 (Exhibit 4.4, Form 8-K filed September 11, 2002, File No. 1-2255, incorporated by reference); Form of Eighth Supplemental Indenture (Exhibit 4.2, Form 8-K filed February 27, 2003, File No. 1-2255, incorporated by reference); Form of Ninth Supplemental Indenture (Exhibit 4.2, Form 8-K filed December 4, 2003, File No. 1-2255, incorporated by reference); Form of Tenth Supplemental Indenture (Exhibit 4.3, Form 8-K filed December 4, 2003, File No. 1-2255, incorporated by reference); Form of Eleventh Supplemental Indenture (Exhibit 4.2, Form 8-K filed December 11, 2003, File No. 1-2255, incorporated by reference). Form of Twelfth Supplemental Indenture (Exhibit 4.3, Form S-4 filed October 7, 2004, File No. 333-119605, incorporated by reference); Form of Twelfth Supplemental Indenture (Exhibit 4.2, Form 8-K filed January 12, 2006, File No. 1-2255, incorporated by reference); Form of Thirteenth Supplemental Indenture (Exhibit 4.3, Form 8-K filed January 12, 2006, File No. 1-2255, incorporated by reference); Form of Fourteenth Supplemental Indenture (Exhibit 4.2, Form 8-K filed May 16, 2007, File No. 1-2255, incorporated by reference); Form of Fifteenth Supplemental Indenture (Exhibit 4.2, Form 8-K filed September 10, 2007, File No. 1-2255, incorporated by reference); Form of Sixteenth Supplemental Indenture (Exhibit 4.2, Form 8-K filed November 30, 2007, File No. 1-2255, incorporated by reference); Form of Seventeenth Supplemental Indenture (Exhibit 4.3, Form 8-K filed November 30, 2007, File No. 1-2255, incorporated by reference); Form of Eighteenth Supplemental Indenture (Exhibit 4.2, Form 8-K filed April 15, 2008, File No. 1-2255, incorporated by reference) and Form of Nineteenth Supplemental and Amending Indenture (Exhibit 4.2, Form 8-K filed November 5, 2008, File No. 1-2255, incorporated by reference).
4.3	Subordinated Note Indenture, dated as of August 1, 1995 between Virginia Electric and Power Company and The Bank of New York Mellon (as successor trustee to JP Morgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank)), as Trustee (Exhibit 4(a), Form S-3 Registration Statement File No. 333-20561 as filed on January 28, 1997, incorporated by reference).
4.4	Form of Supplemental Indenture.**
5.1	Opinion of McGuireWoods LLP, counsel to the Issuer, with respect to the Offered Securities.*
12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends (incorporated by reference from Exhibit 12.1 to the Company’s Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-2255).

Exhibit No.	Description of Document
23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.*
24	Powers of Attorney (included on signature page).
25.1	Statement of Eligibility of The Bank of New York Mellon, as trustee for Mortgage Bonds.*
25.2	Statement of Eligibility of The Bank of New York Mellon, as trustee for the Senior Debt Securities.*
25.3	Statement of Eligibility of The Bank of New York Mellon, as trustee for the Junior Subordinated Notes.*

*	Filed herewith.
**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

In	a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 29th day of January, 2009

VIRGINIA ELECTRIC AND POWER COMPANY

By	/s/ THOMAS F. FARRELL, II (Thomas F. Farrell, II,
Chairman and Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities stated below and on the 29th day of January, 2009. The officers and directors whose signatures appear below hereby constitute Carter M. Reid, E.J. Marks, III, James F. Stutts or Mark O. Webb, any one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and file any registration statement registering additional securities under Rule 462(b) of the Securities Act of 1933, and generally to do all things in their name in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signatures	Title

/s/ THOMAS F. FARRELL, II Thomas F. Farrell, II	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ THOMAS N. CHEWNING Thomas N. Chewning	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ G. SCOTT HETZER G. Scott Hetzer	Senior Vice President and Treasurer

/s/ THOMAS P. WOHLFARTH Thomas P. Wohlfarth	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ STEVEN A. ROGERS Steven A. Rogers	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement.**
4.1	Indenture of Mortgage of Virginia Electric and Power Company, dated November 1, 1935, as supplemented and modified by fifty-eight Supplemental Indentures (Exhibit 4(ii), Form 10-K for the fiscal year ended December 31, 1985, File No. 1-2255, incorporated by reference); Eighty-First Supplemental Indenture, (Exhibit 4(iii), Form 10-K for the fiscal year ended December 31, 1993, File No. 1-2255, incorporated by reference); and Eighty-Fifth Supplemental Indenture (Exhibit 4(i), Form 8-K, dated February 20, 1997, File No. 1-2255, incorporated by reference).
4.2	Form of Senior Indenture, dated as of June 1, 1998, between Virginia Electric and Power Company and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)) as supplemented by the First Supplemental Indenture (Exhibit 4.2, Form 8-K, dated June 12, 1998, File No. 1-2255, incorporated by reference); Second Supplemental Indenture (Exhibit 4.2, Form 8-K, dated June 3, 1999, File No. 1- 2255, incorporated by reference); Third Supplemental Indenture (Exhibit 4.2, Form 8-K, dated October 27, 1999, File No. 1-2255, incorporated by reference); Form of Fourth Supplemental Indenture (Exhibit 4.2, Form 8-K, dated March 22, 2001, File No. 1-2255, incorporated by reference); Form of Fifth Supplemental Indenture (Exhibit 4.3, Form 8-K, dated March 22, 2001, File No. 1-2255, incorporated by reference); Form of Sixth Supplemental Indenture (Exhibit 4.2, Form 8-K, dated January 24, 2002, incorporated by reference); Seventh Supplemental Indenture dated September 1, 2002 (Exhibit 4.4, Form 8-K filed September 11, 2002, File No. 1-2255, incorporated by reference); Form of Eighth Supplemental Indenture (Exhibit 4.2, Form 8-K filed February 27, 2003, File No. 1-2255, incorporated by reference); Form of Ninth Supplemental Indenture (Exhibit 4.2, Form 8-K filed December 4, 2003, File No. 1-2255, incorporated by reference); Form of Tenth Supplemental Indenture (Exhibit 4.3, Form 8-K filed December 4, 2003, File No. 1-2255, incorporated by reference); Form of Eleventh Supplemental Indenture (Exhibit 4.2, Form 8-K filed December 11, 2003, File No. 1-2255, incorporated by reference). Form of Twelfth Supplemental Indenture (Exhibit 4.3, Form S-4 filed October 7, 2004, File No. 333-119605, incorporated by reference); Form of Twelfth Supplemental Indenture (Exhibit 4.2, Form 8-K filed January 12, 2006, File No. 1-2255, incorporated by reference); Form of Thirteenth Supplemental Indenture (Exhibit 4.3, Form 8-K filed January 12, 2006, File No. 1-2255, incorporated by reference); Form of Fourteenth Supplemental Indenture (Exhibit 4.2, Form 8-K filed May 16, 2007, File No. 1-2255, incorporated by reference); Form of Fifteenth Supplemental Indenture (Exhibit 4.2, Form 8-K filed September 10, 2007, File No. 1-2255, incorporated by reference); Form of Sixteenth Supplemental Indenture (Exhibit 4.2, Form 8-K filed November 30, 2007, File No. 1-2255, incorporated by reference); Form of Seventeenth Supplemental Indenture (Exhibit 4.3, Form 8-K filed November 30, 2007, File No. 1-2255, incorporated by reference); Form of Eighteenth Supplemental Indenture (Exhibit 4.2, Form 8-K filed April 15, 2008, File No. 1-2255, incorporated by reference) and Form of Nineteenth Supplemental and Amending Indenture (Exhibit 4.2, Form 8-K filed November 5, 2008, File No. 1-2255, incorporated by reference).
4.3	Subordinated Note Indenture, dated as of August 1, 1995 between Virginia Electric and Power Company and The Bank of New York Mellon (as successor trustee to JP Morgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank)), as Trustee (Exhibit 4(a), Form S-3 Registration Statement File No. 333-20561 as filed on January 28, 1997, incorporated by reference).
4.4	Form of Supplemental Indenture.**
5.1	Opinion of McGuireWoods LLP, counsel to the Issuer, with respect to the Offered Securities.*
12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends (incorporated by reference from Exhibit 12.1 to the Company’s Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-2255).

Exhibit No.	Description of Document
23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.*
24	Powers of Attorney (included on signature page).
25.1	Statement of Eligibility of The Bank of New York Mellon, as trustee for Mortgage Bonds.*
25.2	Statement of Eligibility of The Bank of New York Mellon, as trustee for the Senior Debt Securities.*
25.3	Statement of Eligibility of The Bank of New York Mellon, as trustee for the Junior Subordinated Notes.*
*	Filed herewith.
**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.